As filed with the U.S. Securities and Exchange Commission on February 19, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANK ONE COMPUTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Colorado	7372	47-3970528
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1290 Broadway, Suite 1200

Denver, CO 80203

(303) 317-6118

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s

Principal Executive Offices)

B. Scott Swann

Chief Executive Officer

Rank One Computing Corporation

1290 Broadway, Suite 1200

Denver, CO 80203

(303) 317-6118

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joseph M. Lucosky, Esq.	Richard A. Friedman, Esq.
Lucosky Brookman LLP	Sheppard, Mullin, Richter & Hampton LLP
101 Wood Avenue South, 5th Floor	30 Rockefeller Plaza
Woodbridge, NJ 08830	New York, NY 10112
Tel. No.: (732) 395-4400	Tel. No.: (212) 653-8700
Fax No.: (732) 395-4401	Fax No.: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-291913

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Rank One Computing Corporation, a Colorado corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-291913), initially filed by the Registrant on December 3, 2025 and declared effective by the Securities and Exchange Commission (the “SEC”) on January 30, 2026 (the “Base Registration Statement”).

This Registration Statement covers the registration of an additional $4,280,000 worth of the Registrant’s common stock (the “Common Stock”), or an additional $4,922,000 worth of Common stock if the representative of the underwriters exercises its over-allotment option in full.

The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Base Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Exhibit Number	Description of Document

5.1*	Opinion of KO Law PC
23.1*	Consent of Rosenberg Rich Baker Berman, P.A., Independent Registered Public Accounting Firm
23.2*	Consent of KO Law PC (included in Exhibit 5.1)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on February 19, 2026.

Rank One Computing Corporation

By:	/s/ B. Scott Swann
Name:	B. Scott Swann
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ B. Scott Swann	Chief Executive Officer and Director	February 19, 2026
B. Scott Swann	(Principal Executive Officer)

/s/ Cody Barnes	Chief Financial Officer	February 19, 2026
Cody Barnes	(Principal Financial and Accounting Officer)

/s/ Brendan Klare	President, Chief Scientist, and Board Chairman	February 19, 2026
Brendan Klare

/s/ Joshua Klontz	Chief Technology Officer and Director	February 19, 2026
Joshua Klontz

/s/ Edward Davis	Independent Director	February 19, 2026
Edward Davis

/s/ Brian Hibbeln	Independent Director	February 19, 2026
Brian Hibbeln

/s/ Steven Martinez	Independent Director	February 19, 2026
Steven Martinez

/s/ Dawn Meyerriecks	Independent Director	February 19, 2026
Dawn Meyerriecks

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